CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 21, 1995, relating to the financial statements and financial highlights of Evergreen Aggressive Growth Fund and Evergreen Fund constituting the Evergreen Trust, which report is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.


Price Waterhouse LLP

1177 Avenue of the Americas
New York, NY 10036
November 21, 1995




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 29, 1994 accompanying the financial statements of ABT Emerging Growth Fund (a series of common shares of ABT Investment Series, Inc.) which is incorporated by reference in Part C of Post-Effective Amendment No. 31 to the Registration Statement and Prospectus on Form N-1A of Evergreen Trust. We consent to the use of the aforementioned report in the Registration Statement and Prospecuts.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
November 21, 1995